Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-4 of our reports dated August 30, 2013 relating to the financial statements of Healthcare Trust of America Holdings, LP appearing in the Prospectus, which is part of this Registration Statement, and of our report dated August 30, 2013, relating to the financial statement schedules appearing elsewhere in this Registration Statement. We also consent to the reference to us under the headings “Experts” in such Prospectus.
We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 1, 2013, relating to the consolidated financial statements and financial statement schedules of Healthcare Trust of America, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
August 30, 2013